Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis—September 2004

	Series	2000-1	*
	Deal Size	$750 MM
	Expected Maturity	07/15/05

Yield		17.30%
Less:	Coupon	1.97%
	Servicing Fee	1.38%
	Net Credit Losses	5.63%
	Excess Spread:
	September-04	8.32%
	August-04	9.03%
	July-04	8.14%
	Three month Average Excess Spread	8.50%

	Delinquency:
	30 to 59 days	1.17%
	60 to 89 days	0.71%
	90 + days	1.46%
	Total	3.34%

	Payment Rate	9.99%

*	Results are skewed due to the calculation methodology during the accumulation period.